EXHIBIT 10.31

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 4th day of December, 2018, by and among Silicon Valley Bank, a California corporation (“Bank”), SAVARA INC. f/k/a MAST THERAPEUTICS, INC., a Delaware corporation (“Parent”), and ARAVAS INC. f/k/a SAVARA INC. a Delaware corporation (each a “Co-Borrower” and collectively “Co‑Borrowers”).

Recitals

A.Bank and Co-Borrowers have entered into that certain Loan and Security Agreement dated as of April 28, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of October 31, 2017, collectively, the “Loan Agreement”).

B.Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C.Co-Borrowers have requested that Bank amend the Loan Agreement to (i) extend additional credit, (ii) extend the Term Loan Maturity Date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.1 (Term Loans).  Section 2.1.1(a) and Section 2.1.1(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)Availability.  On the Second Amendment Effective Date, subject to the terms and conditions of this Agreement, Bank shall make one (1) term loan to Co-Borrowers in the amount of Twenty-Five Million Dollars ($25,000,000) (the “Term A Loan”), the proceeds of which shall be used, in part, to refinance all Indebtedness owing from Co-Borrowers to Bank under the Term Loans (as defined prior to the Second Amendment Effective Date) outstanding as of the Second Amendment Effective Date. During the Draw Period, subject to the terms and conditions of this Agreement, Co-Borrowers may request and Bank shall make one (1) term loan available to Co-Borrowers in the amount of Twenty Million Dollars ($20,000,000) (the “Term B Loan” and, together with the Term A Loan, the “Term Loans”).

(b)Repayment.  The Term Loans shall be “interest only” during the Interest-Only Period, with interest due and payable on the first day of each month. Beginning on the Amortization Start Date, and continuing on the first day of each month thereafter, Co-Borrowers shall repay the Term Loans in equal monthly installments of principal plus interest (each, a “Term Loan Payment”) with a repayment schedule equal twenty-five (25) months.  Co-Borrowers’ final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loans and the Final Payment.  Once repaid, the Term Loans may not be reborrowed.”

2.2Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(a) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to three percentage points (3.00%) above the Prime Rate, which interest shall be payable monthly.”

2.3Section 2.4 (Fees).  Section 2.4(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Final Payment.

(i)The Final Payment, when due hereunder; and

(ii)A fully-earned, non-refundable final payment, in connection with the Term Loans (as defined prior to the Second Amendment Effective Date) made prior to the Second Amendment Effective Date, in an aggregate amount of Nine Hundred Thousand Dollars ($900,000) (the “Second Amendment Final Payment”), of which (x) Six Hundred Thousand Dollars ($600,000) is due and payable on the Second Amendment Effective Date and (y) Three Hundred Thousand Dollars ($300,000) Bank has agreed to waive. For the sake of clarity, the Second Amendment Final Payment shall not reduce the Final Payment otherwise due in connection with Section 2.4(b)(i) hereto.”

2.4Section 6.7 (Financial Trigger).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7Financial Trigger.  If Co-Borrowers request and Bank makes the Term B Loan and Parent’s Market Capitalization falls below Two Hundred Million Dollars ($200,000,000) for five (5) consecutive Trading Days, measured at the closing time of the NASDAQ stock exchange, then Co-Borrowers shall immediately provide cash collateral in an amount equal to the lesser of (a) the outstanding balance of the Term Loans and (b) Twenty Million Dollars ($20,000,000) by depositing such cash in the Pledged Account (a “Cash Collateralization”).  Such cash collateral shall be released in full on the date on which Parent’s Market Capitalization has exceeded Three Hundred Million Dollars ($300,000,000) for five (5) consecutive Trading Days, measured at the closing time of the NASDAQ stock exchange.  Co-Borrowers hereby authorize and direct Bank to transfer to the Pledged Account an amount equal to the Cash Collateralization Amount, it being understood that the foregoing authorization shall constitute an immediate Cash Collateralization, irrespective of any delay by Bank in effecting such transfer, to the extent that sufficient Co-Borrowers funds are then available for Bank to effect such transfer. Failure to comply with the Cash Collateralization requirement above shall result in an immediate Event of Default.”

2.5Section 7.11 (Assets in Foreign Subsidiaries).  Section 7.11 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.11 Assets in Foreign Subsidiaries. (i) Transfer to, or permit Savara Denmark to hold or maintain, at any time tangible assets of an aggregate net value in excess of Five Million Dollars ($5,000,000). (ii) Transfer to, or permit Savara Australia to hold or maintain, at any time tangible assets of an aggregate net value in excess of Five Hundred Thousand Dollars ($500,000). (iii) Transfer to, or permit Foreign Subsidiaries that are not Savara Denmark or Savara Australia to hold or maintain, at any time tangible assets of an aggregate net value in excess of Two Hundred Fifty Thousand Dollars ($250,000). (iv) Transfer to, or permit Domestic Subsidiaries, that are not Co-Borrowers, to hold or maintain, at any time tangible assets of an aggregate net value in excess of Two Hundred Fifty Thousand Dollars ($250,000).”

2.6Section 8.2 (Covenant Default).  Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows

“(a)Co-Borrowers fail or neglect to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10, 6.11, 6.12 or violate any covenant in Section 7; or”

2.7Section 10 (Notices).  The contact information for the Co-Borrowers is amended and restated in its entirety to read as follows:

“If to Co-Borrowers:	SAVARA INC., on behalf of all Co-Borrowers
6838 Bee Cave Road, Building III, Suite 200
Austin, TX 78746
Attn: David Lowrance, CFO
Email: dave.lowrance@savarapharma.com”

2.8Section 13 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Cash Collateralization Amount” shall mean the amount of cash required to be deposited in the Pledged Account pursuant to Section 6.7 hereto.

“Draw Period” is the period of time commencing on the Second Amendment Effective Date and ending on September 30, 2019.

“Interest-Only Period” means the period commencing on the Effective Date and continuing through October 31, 2020.

“Market Capitalization” means, with respect to a particular Trading Day, a number equal to (i) the closing price of the Parent’s common stock for a particular Trading Day, as reported by Bloomberg, multiplied by (ii) the total number of outstanding shares of common stock of Parent issued and outstanding on such Trading Day

“Pledge Agreement” means that certain Bank Services Cash Pledge Agreement executed by Co-Borrowers in favor of Bank as of the Second Amendment Effective Date.

“Pledged Account” means Co-Borrowers’ restricted account number XXXXXX8494 held at Bank.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to Bank in an amount equal to: (i) for a prepayment made on or after the Second Amendment Effective Date through and including the first anniversary of the Second Amendment Effective Date, three percent (3.00%) of the principal amount of the Term Loans prepaid; (ii) for a prepayment made after the date which is the first anniversary of the Second Amendment Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid and (iii) for a prepayment made after the date which is the second anniversary of the Second Amendment Effective Date and before the Term Loan Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Savara Australia” is Savara Australia Pty Limited, an entity organized under the laws of Australia.

“Second Amendment Effective Date” means December 4, 2018.

“Term Loan Maturity Date” is November 1, 2022.

“Trading Day” means a day on which the Nasdaq Stock Market is open for trading.

“Warrants” are those certain Warrants to Purchase Stock (i) dated as of the Effective Date (as amended by those certain Amendments to Warrants to Purchase Stock dated as of June 26, 2017), (ii) dated as June 26, 2017, and (iii) dated as of the Second Amendment Effective Date, or any date theretofore or thereafter, issued by Parent in favor of Bank and Life Science Loans, LLC.

2.9Section 13 (Definitions).  Subpart (g) of the defined term “Permitted Investments” of the Loan Agreement is amended and restated in its entirety to read as follows:

“(g) Investments by (i) a Co-Borrower in Savara Denmark not to exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate in any fiscal year and (ii) by Savara Denmark in its own Subsidiaries; provided that all such Investments are related to clinical development and associated G&A expense;”

2.10Section 13 (Definitions).  The following term and its definition set forth in Section 13.1 is hereby deleted from the Agreement in its entirety:

“Draw Period Milestone”

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Co-Borrower delivered to Bank on or prior to the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Co-Borrower, (b) any contractual restriction with a Person binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Co-Borrower, except any filings by Parent as may be required with the Securities and Exchange Commission and as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank, by each party thereto, of (i) this Amendment, (ii) Borrowing Resolutions for each Co-Borrower, (iii) the Warrants, (iv) the Pledge Agreement, and (b) Co-Borrowers’ payment of (i) the Second Amendment Final payment, and (ii) to the extent that an invoice therefor has been provided by Bank to Co-Borrowers, all fees then due and owing and all Bank Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

Silicon Valley Bank

By:	/s/ Kevin Fleischman

Name:	Kevin Fleischman

Title:	Director

CO-BORROWER

SAVARA INC.

By:	/s/ David L. Lowrance

Name:	David L. Lowrance

Title:	CFO

CO-BORROWER

ARAVAS INC.

By:	/s/ David L. Lowrance

Name:	David L. Lowrance

Title:	CFO

[Signature Page to Second Amendment to Loan and Security Agreement]

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Co-Borrower: SAVARA INC.	Date:	December 4, 2018

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Co-Borrower.   My title is as set forth below.

2.Co-Borrower’s exact legal name is set forth above.  Co-Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Co-Borrower’s Certificate of Incorporation (including amendments), as in effect on the date hereof and as certified by the Secretary of State of the State of Delaware.  Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Co-Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Co-Borrower.

Resolved, that any one of the following officers or employees of Co-Borrower, whose names, titles and signatures are below, may act on behalf of Co-Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Rob Neville	CEO	/s/ Rob Neville	☑
David L. Lowrance	CFO	/s/ David L. Lowrance	☑
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Co-Borrower.

Resolved Further, that such individuals may, on behalf of Co-Borrower:

Borrow Money.  Borrow money from Bank.

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Co-Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Co-Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants.  Issue warrants for Co-Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Co-Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Co-Borrower's officers with their titles and signatures shown next to their names.

By:	/s/ David L. Lowrance
Name:	David L. Lowrance
Title:	CFO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Co-Borrower.

I, the ____CEO__________________ of Co-Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:	/s/ Rob Neville
Name:	Rob Neville
Title:	CEO

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Co-Borrower: ARAVAS INC.	Date:	December 4, 2018

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Co-Borrower.   My title is as set forth below.

2.Co-Borrower’s exact legal name is set forth above.  Co-Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto are true, correct and complete copies of Co-Borrower’s Certificate of Incorporation (including amendments), as in effect on the date hereof and as certified by the Secretary of State of the State of Delaware.  Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Co-Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Co-Borrower.

Resolved, that any one of the following officers or employees of Co-Borrower, whose names, titles and signatures are below, may act on behalf of Co-Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Rob Neville	CEO	/s/ Rob Neville	☑
David L. Lowrance	CFO	/s/ David L. Lowrance	☑
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Co-Borrower.

Resolved Further, that such individuals may, on behalf of Co-Borrower:

Borrow Money.  Borrow money from Bank.

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Co-Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Co-Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants.  Issue warrants for Co-Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Co-Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Co-Borrower's officers with their titles and signatures shown next to their names.

By:	/s/ David L. Lowrance
Name:	David L. Lowrance
Title:	CFO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set fsorth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Co-Borrower.

I, the _____CEO_________________ of Co-Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:	/s/ Rob Neville
Name:	Rob Neville
Title:	CEO